CONSENT OF INDEPENDENT AUDITORS



We consent to the inclusion in this Annual Report on Form 10-KSB of PML, Inc. for the year ended May 31, 2001 of our report dated July 24, 2001 on the Company's financial statements and to the incorporation by reference in the Company's Registration Statement on Form S-8, registration number 333-38903.


/s/ Moss Adams LLP
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MOSS ADAMS LLP


Beaverton, Oregon
August 27, 2001